Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-136056) of American General Finance Corporation of our report dated March 5, 2008 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Chicago, Illinois

March 5, 2008

124